SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 1, 2004

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, include area code: 651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 5.           Other Events and Regulation FD Disclosure.

Effective July 1, 2004, Douglas M. Baker, Jr. succeeded Allan L. Schuman as Chief Executive Officer of Ecolab Inc.  As previously announced, Mr. Shuman will remain Chairman of the Board; the Board anticipates he will remain as Chairman until at least December 31, 2005.

Mr. Baker, formerly President and Chief Operating Officer, now serves as President and Chief Executive Officer of Ecolab Inc.

A copy of the News Release issued by Ecolab in connection with this Item 5 is attached as Exhibit (99).

Item 7.           Financial Statements and Exhibits.

(c) Exhibits.

(99)  Ecolab Inc. News Release dated July 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

	By:	/s/ Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

Date: July 1, 2004

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated July 1, 2004.	Filed herewith electronically.